Exhibit 10.2

RESTRICTED STOCK AND CASH-SETTLED RESTRICTED STOCK UNIT AWARD AGREEMENT

AYRO, INC.

LONG-TERM INCENTIVE PLAN

1. Grant of Awards. Pursuant to the AYRO, Inc. Long-Term Incentive Plan (the “Plan”) for Employees, Contractors, and Outside Directors of AYRO, Inc., a Delaware corporation (the “Company”), the Company grants to ______________ (the “Participant”) on __________, 2024 (the “Date of Grant”) the following Awards under this Restricted Stock and Cash-Settled Restricted Stock Unit Award Agreement (the “Agreement”):

a) Restricted Stock in accordance with Section 6.4 of the Plan. An Award of _______________ shares of Common Stock (the “Awarded Shares”).

b) Restricted Stock Units in accordance with Section 6.6 of the Plan (Cash-Settled). An Award of _______________ Restricted Stock Units (the “Awarded Units”) which shall be converted into a cash payment in an amount equal to the aggregate Fair Market Value of the number of shares of Common Stock of the Company equal to the number of Restricted Stock Units, subject to the terms and conditions of the Plan and this Agreement. Each Awarded Unit shall be a notional share of Common Stock, with the cash-equivalent value of each Awarded Unit being equal to the Fair Market Value of a share of Common Stock at any time. Awarded Units which have become vested pursuant to the terms of Section 3 below are collectively referred to herein as “Vested RSUs”.

2. Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3. Vesting. Subject to certain restrictions and conditions set forth in the Plan, the Awarded Shares and Awarded Units shall be 100% vested on the Date of Grant.

4. Payments with Respect to Vested RSUs and Tax Obligation Amounts. Subject to the terms hereof and in connection with payments related to the Vested RSUs and the payment of the Tax Obligation Amount (as defined below), the Company shall convert all of the Participant’s Vested RSUs, into a cash payment in an aggregate amount equal to the Vested RSUs multiplied by the Fair Market Value of a share of Common Stock as of the Date of Grant to cover the tax obligation required for purposes of the Participant’s applicable income tax rate then in effect plus any required social security taxes (the “Tax Obligation Amount”) and remit such Tax Obligation Amount to the Internal Revenue Service or any other applicable taxing authority on behalf of the Participant.

5. Delivery of Certificates; Registration of the Awarded Shares. The Company shall deliver certificates for the Awarded Shares to the Participant or shall electronically register the Awarded Shares in the Participant’s name, free of restriction under this Agreement promptly after the Date of Grant.

6. Rights of a Stockholder for the Awarded Shares. The Participant shall have, with respect to the Awarded Shares, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon.

7. Voting for the Awarded Shares. The Participant, as record holder of the Awarded Shares, has the exclusive right to vote, or consent with respect to, such Awarded Shares.

8. Adjustment to Number of the Awarded Shares. The number of Awarded Shares shall be subject to adjustment in accordance with Articles 11-13 of the Plan.

9. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for a breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

10. Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Participant will not acquire any Awarded Shares, and that the Company will not be obligated to issue any Awarded Shares to the Participant hereunder, if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The rights and obligations of the Company and the rights and obligations of the Participant are subject to all Applicable Laws, rules, and regulations.

11. Investment Representation. Unless the Awarded Shares are issued in a transaction registered under applicable federal and state securities laws, by his execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be purchased and/or received hereunder will be acquired by the Participant for investment purposes for his own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to him in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

12. Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for his review by the Company and represents that the Participant is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

13. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

14. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee, Contractor, or Outside Director, or to interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Contractor, or Outside Director at any time.

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15. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement, and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

16. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

17. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement, or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

18. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. No person shall be permitted to acquire any Awarded Shares without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained herein.

19. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

20. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

21. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

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22. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be addressed and delivered as follows:

AYRO, Inc.

900 E. Old Settlers Boulevard, Suite 100

Round Rock, TX 78664

Attn: Executive Chairman and Principal Executive Officer

b. Notice to the Participant shall be addressed and delivered to the most recent address in the Company’s records.

23. Section 409A. The Company intends that the Awarded Units be structured to satisfy an exemption from Section 409A, such that the Awarded Units would not be subject to Section 409A.

24. Tax Requirements. The Participant is hereby advised to consult immediately with the Participant’s own tax advisor regarding the tax consequences of this Agreement. The Participant acknowledges and agrees that the Participant is responsible for any and all federal, state, local, or other tax liabilities and obligations arising in connection with this Agreement.

[Remainder of Page Intentionally Left Blank;

 Signature Page Follows.]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

AYRO, Inc.
By:
Name:	Joshua Silverman
Title:	Executive Chairman and Principal Executive Officer

PARTICIPANT:

Signature

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